Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of SJ Electronics, Inc. (the "Company") for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in his capacity as an officer of the company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter Chang

Peter Chang
President
(Principal Executive Officer)
Date: August 19, 2008

/s/ Agatha Shen

Agatha Shen
Chairman and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: August 19, 2008

A signed original of this written statement required by Section 906 has been provided to SJ Electronics, Inc. and will be retained by SJ Electronics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.